Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ferroglobe PLC of our report relating to the financial statements of Globe Specialty Metals, Inc. and the effectiveness of Globe Specialty Metals Inc.’s internal control over financial reporting dated August 26, 2015, appearing in the Annual Report on Form 10-K of Globe Specialty Metals, Inc. for the year ended June 30, 2015.

/s/ DELOITTE & TOUCHE LLP

January 7, 2016

Miami, Florida